CERTIFICATE OF AMENDMENT

OF

BY-LAWS

OF

BMB MUNAI, INC.

(As Amended through March 26, 2008)

The undersigned, who is the duly elected, qualified and acting Secretary of BMB Munai, Inc., a Nevada corporation, (the “Corporation”), does hereby certify as follows:

1.     Article VI Section 1 and Section 3 were amended by unanimous written consent of the Board of Directors of the Corporation dated March 26, 2008 to read as follows:

ARTICLE VI

Shares of Stock and Other Securities

Section 1. Form and Execution of Certificates. Shares of stock of the Corporation shall be represented by certificates, or shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock, or a combination of both, and such forms as is consistent with the Articles of Incorporation and applicable law. To the extent that shares are represented by certificates, such certificates shall be in a form approved by the board of directors. Every certificate shall be signed by, or in the name of the Corporation by, the Chairman of the Board (if there be such an officer appointed), or by the President or any Vice President and by the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the Corporation. Any or all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 78.242 of the Nevada Revised Statutes, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

ARTICLE VI

Shares of Stock and Other Securities

Section 3. Transfers. Certificated shares of the Corporation will only be transferred on its books upon the surrender to the Corporation of the share certificates duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer. The surrendered certificates shall be canceled, new certificates issued to the person entitled to them and the transaction recorded on the books of the Corporation. Uncertificated shares will only be transferred on the books of the Corporation upon the written instruction from the registered owner of such uncertificated shares, or from a duly authorized attorney or from an individual presenting proper evidence of succession, assignment or authority to transfer the stock.

2.         The foregoing amendments to the By-Laws of the Corporation have not been modified, amended, rescinded or revoked and remain in full force and effect on the date hereof.

WITNESS the signature of the undersigned this 26th day of March, 2008.

Adam R. Cook, Secretary

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